Exhibit 10.1

               NON-EXCLUSIVE DISTRIBUTION AND PRICING AGREEMENT
               ------------------------------------------------

     THIS AGREEMENT is made this 11th day of February, 1998, by and between SAF T LOK, INCORPORATED, a Florida corporation ("STL") and UNITED SAFETY ACTION, INC., a New York corporation ("United").

                          Background of This Agreement
                          ----------------------------

     STL manufactures and sells gun-locking devices, primarily for handguns, and is the owner of several patents and patent applications pertaining to these devices. STL desires to engage United as a distributor of its products (the "Products"). United is willing to place a substantial initial order and to purchase a substantial number of Products from STL for resale over the next two years. STL is willing to provide its most favored nation pricing to United based on the size of the initial order and United's obligation to purchase at least Twenty Million Dollars ($20,000,000) in Products from STL over the course of the next two years.

     STL desires to reserve the law enforcement agencies, original equipment manufacturers, and all governmental organizations, as defined below, as a separate marketing channel and United is willing to have these markets exempted from United's selling activities.

                                   Agreement
                                   ---------

     The parties to this Agreement agree as follows:

     1.   Distributorship.
          ---------------

          1.1  Appointment of Distributor and its Territory.  For the term of
               --------------------------------------------
this Agreement, as defined below, STL appoints United as its distributor for all of STL's Products as described on Schedule 1.1 throughout the world except for sales, directly or indirectly, to all customers meeting the definition of law enforcement agencies as defined in Schedule 1.1 ("Law Enforcement Agencies"), original equipment manufacturers ("OEMs") and any governmental organization (the "STL Reserved Markets"). In consideration of the Initial Order, defined below, STL grants to United the right to purchase the Products for the most favored prices set forth in Schedule 1.1 (the "Most Favored Prices") so long as this Agreement is in effect.

          1.2  No Sales by STL Other Than to the STL Reserved Markets.  Unless
               ------------------------------------------------------
United otherwise consents in writing, STL agrees that so long as this Agreement is in effect and United is not in default under this Agreement, it will not sell Products to customers other than customers in the STL Reserved Markets. In addition, STL agrees that so long as this Agreement is in effect and United is not in default under this Agreement, it will not sell identical Products to OEMs for less than the Most Favored Prices.

     2.   Purchase Requirements.
          ---------------------

          2.1  Initial Order; Initial Release.  United hereby agrees to purchase
               ------------------------------
from STL Products in the amount of Twenty Million Dollars ($20,000,000) on the terms set forth in this Agreement with the mix of Products purchased and the delivery dates for such Products set forth on Schedule 2.1 ("Initial Order").
Of the Initial Order, United hereby releases for specified delivery within six months of the date of this Agreement, that part of the Initial Order identified on Schedule 2.1 for a total of $2,200,000 (the "Initial Release"). Within 10 days after the date of this Agreement, United shall make payment in the amount of $330,000, representing a 15% deposit on the Initial Order. As the Products in the Initial Release are delivered to United and STL issues an invoice for such delivered Products to United, United shall pay in full, less 15% of the amount set forth on the invoice, such remaining 15% having been paid to STL in the form of the 15% deposit on the Initial Release.

               At the end of the six month Initial Release period, United shall release for specified delivery with the second six month period from the date of this Agreement, that part of the Initial Order identified on Schedule 2.1 for a total of $4,800,000 (the "Second Release"). Within 10 days after the date six months from the date of this Agreement, United shall make payment in the amount of $720,000, representing a 15% deposit on the Initial Order. As the Products in the Second Release are delivered to United and STL issues an invoice for such delivered Products to United, United shall pay in full, less 15% of the amount set forth on the invoice, such remaining 15% having been paid to STL in the form of the 15% deposit on the Second Release.

               United shall make payment for the Initial Order, including the Initial Release and the Second Release, in accordance with the terms of this Agreement.

          2.2  Releasing Orders for the Balance of the Initial Order.  United
               -----------------------------------------------------
shall issue releasing orders to STL for the balance of the Initial Order with mix of Product quantities and delivery dates at least 90 days prior to any required deliveries ("Releasing Orders"). United shall make a deposit of 15% of the amount of each Releasing Order with such Releasing Order. United shall issue Releasing Orders complying with Section 5.2 to meet the cumulative delivery requirements for Products shown on Schedule 2.2.

          2.3  United's Purchase Requirements to be Credited.  Notwithstanding
               ---------------------------------------------
the foregoing, if STL receives a non-cancelable order from any customer, not including any orders received from STL Reserved Markets, United's purchase requirement obligations under this Agreement shall be credited for the amount of such a non-cancelable order. In the event STL receives such an order within one year of the date of this agreement, the order shall be credited against United's Initial Order obligation.

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

     3.   Duties of United.  So long as this Agreement is in effect, United
          ----------------
shall have the following duties:

          3.1 United, as to the market it serves, shall use its best efforts to locate purchasers for the Products and in all feasible and reasonable ways, promote the sale of the Products throughout the world. United shall meet the advertising requirements set forth in Section 8.2.

          3.2 United shall not use the name or logo of STL in any manner not approved in writing by STL, including without limitation, the STL name or logo in brochures, World Wide Web pages or advertisements in any media.

          3.3 United may purchase from STL, at STL's cost, brochures, catalogs, circulars and promotion materials prepared by STL, for use in United's selling efforts. United may produce its own brochures, catalogs, circulars and promotional materials referring to STL Products, provided that all such materials are approved in writing by STL prior to the use of any such materials. Subject to STL's right to protect the integrity and value of its name and trademarks, such approval shall not be unreasonably withheld.

          3.4 United shall not solicit any Law Enforcement Agencies, OEMs or governmental organizations for the sale of Products during the term of this Agreement and shall refer to STL any inquiries it receives with respect to the Products from any Law Enforcement Agencies, OEMs or governmental organizations.

          3.5 United shall conduct its own business in its own name, maintain its own offices, pay its own expenses and carry adequate liability insurance for its business, not including product liability insurance.

          3.6 United shall have no authority to commit STL in any manner whatsoever, without the prior written consent of STL, and United shall be solely responsible for its own salesmen and representatives, if any, and for their acts and the things done by them. United shall have no authority to receive monies payable to STL, endorse checks made payable to STL or to maintain bank accounts in the name of STL. United shall purchase Products from STL only in accordance with the terms set forth in this Agreement and such terms may not be modified except by an instrument in writing signed by the president of United and the president of STL.

          3.7 United shall submit to STL Releasing Orders and new purchase orders such that STL is provided lead time prior to the delivery of goods pursuant to such new purchase orders in accordance with those lead times set forth on Schedule 3.8 attached hereto.

     4.   Duties of STL Under This Agreement.  So long as this Agreement is in
          ----------------------------------
effect, STL shall have the following duties:

          4.1 STL will provide technical support to United as is reasonably necessary, provided that, United shall pay the reasonable travel expenses incurred by any STL employee or consultant requested by United to deliver technical assistance in any location outside of the State of Florida.

          4.2 STL shall produce, at the reasonable request of United, any sales catalogs, circulars and promotional materials for the Products for purchase by United as set forth in Section 3.3.

          4.3 STL shall refer to United all inquiries from customers other than the STL Reserved Markets.

          4.4 STL will not make modifications or improvements to any of its Products without first consulting with United with a view to not causing obsolescence of any inventory owned by United and with a further view of allowing United adequate time to change its sales or marketing strategy with respect to such modified or improved Products.

          4.5 STL shall meet with representatives of United on at least a monthly basis, at the request of United, to discuss product development and any other issues reasonably related to this Agreement or the activities of United.

          4.6 STL shall promptly advise United of any endorsements that STL receives for its Products, shall keep United apprised of STL's efforts to obtain endorsements and STL's plans to attend and/or participate in trade shows related to STL's Products. STL shall consult with and coordinate with United as to any advertising or Product public relations campaigns to be conducted by STL and shall promptly provide copies of any articles, news reports or other references to STL Products in any media as such articles, reports or references become known to STL.

     5.   Terms of Purchase and Sale of the Products.  United shall purchase
          ------------------------------------------
from STL and STL shall sell to United Products pursuant to the terms set forth in this Section 5.

          5.1  Specifications.  The specifications for each of the Products are
               --------------
set forth in Schedule 5.1 ("Specifications"). As new Products are introduced by STL, STL shall add Specifications for each of such Products to this Agreement by amendment.

          5.2  Written Orders by United and Acknowledged by STL.  In order to
               ------------------------------------------------
make purchases beyond the Initial Order, United shall submit a purchase order in writing to STL containing the quantity of each Product and the delivery dates for each portion of the order. The delivery dates shall not require delivery by STL earlier than four (4) weeks from the receipt of the purchase order by STL or as determined by Schedule 3.8, whichever requires the least quantity for delivery. The purchase prices shall be in accordance with this Agreement. Upon receipt of such purchase orders, STL shall promptly acknowledge such purchase order(s) in writing. In the event that any purchase order submitted by United to

STL does not meet the requirements in this Section 5.2, STL and United shall promptly negotiate a means of resolving these differences presented by such purchase order.

          5.3  Priority of Manufacturing and Delivery.  So long as this
               --------------------------------------
Agreement is in effect, STL shall use its best efforts to give priority in manufacturing and delivery of Products to United, any Law Enforcement Agency customers any OEMs and any governmental organizations (on an equal basis). That is, in the event that STL is not able to manufacture or deliver on the date specified any Products for United, any Law Enforcement Agency customers, any OEMs and any governmental organizations, STL shall delay manufacturing and delivery of Products for any other customers until the Products ordered by United, any Law Enforcement Agencies, any OEMs and any governmental organizations have been delivered per their required delivery dates.

          5.4  Test Units.  STL will ship to United 10 test units of each of the
               ----------
Products ordered by United at least 2 weeks prior to shipping the first production run of such Products. United shall have the right to have these test units independently tested by United pursuant to a written protocol setting forth the testing procedure and results needed for acceptance, with such protocol to be agreed to by United and STL in writing prior to STL placing any orders for Products (the written protocols for the Products ordered pursuant to the Initial Order are attached hereto as Schedule 5.4). The test units to be evaluated by United shall be actual Production units of the Products taken directly off the assembly line, without special assembly or handling. United shall notify STL of any defects in the test units according to the protocol within ten working days after receiving the test units. In the event that one or more of the test units fail the applicable protocol for testing, STL shall have 30 days within which to submit another test unit for testing. In the event that the second test unit for any Product fails the test according to the protocol, United shall have the right to cancel that portion of the order relating to such Product (the "Canceled Product"). If the portion of the purchase order covered by the Canceled Product exceeds 20% percent of the purchase order, United shall have the right to declare STL in breach, cancel the entire purchase order and terminate this Agreement pursuant to Section 15.3 of this Agreement.

          5.5  Acceptance/Rejection of Products by United.  Within 30 days of
               ------------------------------------------
receipt of Products ordered by United (other than test units), United shall inspect samples of all shipments of Products (each shipment shall be referred to as a "lot") to ensure compliance with the Specifications. At United's discretion, lot sampling may take place at the FOB point, as defined below, for which STL shall provide full and complete cooperation. United may reject any total lot received if more than twenty percent (20%) of the lot does not comply with the Specifications, or portions of the lot, at United's sole discretion, as to those Products that do not comply with the Specifications. Rejected Products shall be promptly returned to STL in bulk, not more frequently than once per month. STL shall bear all costs of freight, duty, insurance and all other costs incurred in returning the Products to STL and shipping new Products to replace the rejected Products. In the event that STL disputes that the returned Products do not meet the Specifications, such dispute shall be submitted to arbitration pursuant to Section 16. If STL prevails, STL shall be entitled to recover all costs incurred by it for freight, duty, insurance and other costs for the return of the Products and the shipment of the replacement Products.

          5.6  Payment for Products by United.  The Most Favored Prices shall
               ------------------------------
be: (a) FOB STL's assembly plant if in the United States, or (b) FOB any U.S. port (determined by STL) in the Continental United States if assembly is done outside the United States, and includes all packaging, instructions, import duties, taxes, and handling costs of whatever nature incurred by STL. United shall pay for insurance and shipping costs, and shall select the carrier. The Most Favored Price shall apply for gross purchases of the Products by United during the Term, as defined below, for up to $100,000,000. For gross purchases of the Products within the Term exceeding $100,000,000, United and STL agree to negotiate a new pricing schedule in good faith. Invoices for the Products shall contain, at a minimum, the purchase price, purchase order number, invoice date, quantity, description, address, bill to name and address, remit to name and address, and method and name of carrier (as designated by United). All payments shall be made by United on a net 30 days basis from the invoice date, less 15% of the amount set forth on the invoice, such remaining 15% having been paid to STL in the form of the 15% deposit. The invoice date shall be as near as reasonably possible to the delivery date of the Products by STL to United.

     6.   Delivery Dates.  The delivery dates for Products purchased under this
          --------------
Agreement by United shall be as set forth on Schedule 2.1 for the Initial Order and shall be as set forth in the purchase orders provided by STL pursuant to the requirements of Section 5.2 of this Agreement. Subject to the terms of this Agreement, STL agrees to use its best efforts to deliver Products to United to meet United's required delivery dates. Title to the Products being delivered to STL and risk of loss or damages shall pass from STL to United upon STL's delivery to the carrier at the FOB point.

          6.1  Rescheduling Shipment Dates.  Scheduled shipment dates of all
               ---------------------------
Products ordered by United may be rescheduled by United to delay any shipment up to 30 working days beyond the scheduled shipment date upon 14 working days prior written notice to STL. United may request that STL accelerate shipment dates upon written notice and STL shall use its commercially reasonable efforts to accommodate requests for such acceleration, but shall not be in default under this Agreement if it is unable to meet such requests.

          6.2  Method of Shipment.  STL shall, at its sole expense, provide all
               ------------------
crating, packaging and packing in shipping containers that are designed to provide adequate protection for the Products during shipping. Each Product is to be packaged separately with its necessary parts, screws, and instructions in a package, as agreed to by STL and United. Products shall be packaged in bulk in quantities of 100-500 units for each Product.

          6.3  Late Deliveries.  Any delivery of Products ordered pursuant to
               ---------------
this Agreement in an amount exceeding $10,000 which is more than 30 days late as to the scheduled delivery date and is not excused pursuant to any provision of this Agreement, shall be deemed to be a late delivery. As to any late delivery, United shall be entitled to payment by

STL, or an offset against any amount owed by United to STL, in an amount determined by the formula set forth on Schedule 6.3.

          6.4  Right of STL to Stop Shipment.  In the event that United fails to
               -----------------------------
pay any obligation United has to STL on or before the due date, STL shall have the right to notify United in writing of this failure, giving United 30 days within which to pay such obligation. If within the 30 day cure period, United fails to pay such obligation, STL shall have the right to stop all shipments of Products to United until such payment has been made.

     7.   Warranty by STL.  STL hereby warrants to United that the Products meet
          ---------------
the Specifications and are free from defects in workmanship and materials ("Warranty"). This Warranty shall be valid so long as the ultimate user of the Product own the gun onto which the Product is installed ("Warranty Period").
STL also warrants the merchantability of the Products and the fitness of the Products to serve as gun locking devices for the guns for which each Product is designed, subject to proper use in accordance with the instructions provided with each Product. STL will repair any Products or, at its sole option, replace such Products, that are defective under this Warranty for the Warranty Period at the expense of STL. STL's liability under this Warranty shall be limited to the retail purchase price of any defective Product and shall not include, under any circumstances or theories of action, including tort, contract, strict liability or absolute liability any consequential or incidental damages.

          7.1 STL shall provide with each Product, the written Warranty of STL, including the statement as to limitation of liability to every purchaser of Products from United or from others in the chain of distribution reaching back to United. United shall not modify in any way the written Warranty provided by STL for delivery with each of its Products to the users of Products without the written consent of STL. STL shall include the written Warranty with each packaged Product. United shall not be responsible for providing a written warranty independent of the written Warranty which STL includes with each packaged Product, and shall not be responsible if STL fails to include such written Warranty in each packaged Product.

          7.2 Any Products that are repaired or replaced during the Warranty period shall be warranted for the time remaining under the original Warranty Period. During the Warranty Period, STL shall bear all out of pocket costs to repair or replace defective Products, including without limitation, all costs of returning the Products to STL and shipping repair or replacement Products to United or its customers.

     8.   Name, Trademarks and Advertising.
          --------------------------------

          8.1  Name and Trademarks.  During the Term, United shall have the
               -------------------
right to use all of STL's tradenames, trademarks, service marks, logos, advertising and informational, instructional and promotional materials in connection with any and all advertising, public relations and promotional campaigns conducted in connection with the advertising, promotion and sale of the Products ("Trademarks"), all with the prior written consent of STL, which shall not be unreasonably withheld. The Product packaging for each Product sold to United customers shall prominently display the STL name and logo and shall identify United as an authorized distributor of the Products. All packaging used for display purposes and sales to customers and end users shall be subject to the written approval of STL, which approval shall not be unreasonably withheld.

          8.2  Advertising.
               -----------

               (a) United may conduct all advertising, public relations and promotional campaigns, of any nature whatsoever, which it deems fit, necessary and desirable ("Advertising"). STL shall provide United all assistance and cooperation reasonably required by United for Advertising and shall provide those graphics, drawings, artwork, plans, schematics, blueprints, engineering materials and reports, lab reports, testing reports, computer renderings and simulations, and any and all other materials which STL has available to it or which become available to STL and which United requests in connection with Advertising, provided that STL shall not be required to create, prepare or purchase any such graphics, drawings, artwork, plans, schematics, blueprints, engineering materials and reports, lab reports, testing reports, computer renderings and simulations or other materials. On or before July 1, 1998, United shall present its Advertising campaign to STL for STL's approval, which shall be in writing (the "Advertising Campaign"). Substantially all of the Advertising Campaign shall consist of Advertising in print and other media within the United States in order to create demand for the STL Products. Once STL approves the Advertising Campaign, no further written approval from STL shall be required.

               (b) Within 24 months from the date of this Agreement, United shall place or book $5,000,000 of Advertising ("Advertising Expenditures") to be published within the 24 month period, pursuant to the Advertising Campaign.

     9.   Delivery of Shares of Common Stock to United; Pledge of Stock to
          ----------------------------------------------------------------
Secure Obligations; Registration Rights.
---------------------------------------

          9.1  Delivery of Shares of Common Stock to United.  As an inducement
               --------------------------------------------
to United to commit to the Initial Order and to perform its obligations under this Agreement, including the obligation to make Advertising Expenditures of at least $5,000,000 within the first 24 months under this Agreement, STL hereby transfers and delivers to United 1,000,000 shares of common stock (the "Shares"). United agrees that it is purchasing and taking delivery of these Shares for its own account and not for the account of any other, that United has no present intent of making a public distribution of the Shares, and that United understands that the Shares are not registered under the Securities Act of 1933 (the "Securities Act"), as amended or any states' securities laws. United understands that an appropriate legend will be placed on the back of the stock certificate representing the Shares indicating that the Shares are not registered under the Securities Act and that the Shares cannot be resold except pursuant to an effective registration statement or an exemption from registration. United agrees that it will not sell the Shares except pursuant to an effective registration statement or an exemption from registration.

United represents and warrants to STL that it has received the information required to be delivered by STL under Regulation D promulgated by the Securities and Exchange Commission under the Securities Act, that it has had an opportunity to ask questions of and receive answers from the officers and directors of STL, and has had full access to all material contracts, financial records, and information pertaining to STL. United understands that investment in the Shares carries with it a high risk of loss because STL is a development stage company, has substantial stock options and warrants outstanding, and has not shown a profit since it entered into the development of gun locks. United represents and warrants that it has carefully reviewed all of the filings STL has made with the Securities and Exchange Commission since January 1, 1996.

          9.2  Pledge of Stock to Secure Obligations.  In order to secure the
               -------------------------------------
obligation of United to expend the Advertising Expenditures and to perform its other obligations under this Agreement, United hereby pledges the Shares to STL pursuant to the Stock Pledge Agreement, a copy of which is attached hereto as Exhibit A. As United makes Advertising Expenditures and reports such expenditures to STL, STL will release stock from the pledge agreement according to the release schedule contained in the Stock Pledge Agreement.

          9.3  Registration Rights.  The Shares of common stock delivered to
               -------------------
United by STL in accordance with Section 9.1 above shall have the following registration rights.

               (a)  Piggyback Registration Rights.  If STL proposes to file a
                    -----------------------------
registration statement with the Securities and Exchange Commission (the "Commission") on a general form for registration under the Securities Act and relating to securities issued or to be issued by it, then it shall give written notice of such proposed filing to United. If, within 10 days after the giving of such notice, United shall request in writing that all or any of the shares of common stock delivered to United pursuant to Section 9.1 above be included in such proposed registration, STL will also register such shares as shall have been requested in writing. If all such shares have been so registered, the rights described in Section 9.3(b) below shall be of no force or effect.

               (b)  Demand Registration Rights. In addition, if United shall
                    --------------------------
give notice to STL at any time to the effect that United desires to register, for sale under the Securities Act, any shares of common stock delivered to United pursuant to Section 9.1 above, then STL will promptly, on one occasion only, no later than 60 days after receipt of such notice, file a post-effective amendment to any current registration statement or a new registration statement, to the end that the shares designated in such notice may be publicly sold under the Securities Act as promptly as practicable thereafter, and STL will use its best efforts to cause such registration statement to become and remain effective (including the taking of such steps as are necessary to obtain the removal of any stop order); provided, that United shall furnish STL with such appropriate information in connection therewith as STL may reasonably request in writing, and provided further that, if such notice is received more than four weeks before STL is required to file its current financial statements with the

Commission, STL may delay filing the registration statement until the date on which such financial statements are required to be filed with the Commission.

          (c)  Registration by United.  In the event STL does not file a
               ----------------------
registration statement pursuant to the terms of Sections 9.3(a) or (b) above, United may file a registration statement with the Commission on a general form for registration under the Securities Act and relating to securities issued to it for resale. STL shall pay the reasonable costs incurred by United in connection with their filing of such a registration statement.

               Nothing in this Section 9 shall prevent United from filing a registration statement with the Commission on a general form for registration under the Securities Act and relating to securities issued to it for resale, provided, however, that in the event United files a registration statement at such a time when STL is not in violation of Sections 9.3(a) or (b) above, United shall bear all costs associated with the preparation and filing of the registration statement and any post-effective amendments, and shall be responsible for using its best efforts to cause such registration statement to become and remain effective for that period of time as determined by United.

          (d)  Registration By STL.  If STL proposes to file a registration
              -------------------
statement with the Commission on a general form for registration under the Securities Act and relating to securities issued or to be issued by it, prior to the delivery of any shares of common stock to United pursuant to Section 9.1, STL may, at its sole discretion, include such shares of common stock within the proposed registration statement. If all such shares have been so registered for resale and STL keeps such registration statement effective until two years from the date of this Agreement, the rights described in Sections 9.3 (a) and (b) above shall not be available.

          (e)  Restriction on Demand Registration Rights.  United may give the
               -----------------------------------------
notice requiring the filing of a registration statement under the Securities Act as set forth in Section 9.3(b) above on not more than one occasion.

          (f)  Notice.  In connection with the filing of a registration
               ------
statement pursuant to this Section 9.3, except Section 9.3(c), STL shall:

               (i) notify United as to the filing and status thereof and of all amendments thereto filed prior to the effective date of said registration statement;

               (ii) notify United promptly after it shall have received notice of the time when the registration statement becomes effective or any supplement to any prospectus forming a part of the registration statement has been filed;

               (iii) prepare and file without expense to United any necessary amendment or supplement to such registration statement or prospectus as may be necessary to comply with the Securities Act or advisable in connection with the proposed distribution of the securities by United;

               (iv) take all reasonable steps to qualify the shares of common stock for sale under the securities or blue sky laws of such reasonable number of states as United may designate in writing and to register or obtain the approval of any federal or state authority which may be required in connection with the proposed distribution, except, in each case, in jurisdictions in which STL must either qualify to do business or file a general consent to service of process as a condition of the qualification of such securities;

               (v) notify United of any stop order suspending the effectiveness of the registration statement and use its reasonable best efforts to remove such stop order;

               (vi) undertake to keep such registration statement and prospectus effective for a period of nine months after its effective date;

               (vii) furnish to United as soon as available, copies of any such registration statement and each preliminary or final prospectus and any supplement or amendment required to be prepared pursuant to the foregoing provisions of this Section 9.3, except Section 9.3(c), all in such quantities as United may from time to time reasonably request.

          (g) Allocation of Expenses Associated with the Preparation and Filing
              -----------------------------------------------------------------
of the Registration Statement.  United agrees to pay any underwriting discounts
-----------------------------
and commissions, transfer taxes, and United's own counsel fees with respect to the shares of common stock being registered. STL will pay all other costs and expenses in connection with a registration statement to be filed pursuant to this Section 9.3, except as set forth in Section 9.3(c), including, without limitation, the fees and expenses of its counsel, the fees and expenses of its accountants, and all other costs and expenses incident to the preparation, printing and filing under the Securities Act of any such registration statement, each prospectus and all amendments and supplements thereto, the costs incurred in connection with the qualification of such securities for sale in such reasonable number of states as United designated, including fees and disbursements of counsel for STL, and the costs of supplying a reasonable number of copies of the registration statement, each preliminary, final prospectus and any supplements or amendments thereto to United.

          (h)  Indemnification of Underwriter.  STL agrees to enter into an
               ------------------------------
appropriate cross-indemnity agreement with any underwriter (as defined in the Securities Act) for United in connection with the filing of a registration statement pursuant to this Section 9.3, except Section 9.3(c).

          (i)  Indemnification of STL and United.  If STL shall file any
               ---------------------------------
registration statement including therein all or any part of the shares of common Stock held by United, STL and United shall enter into an appropriate cross-indemnity agreement whereby

STL shall indemnify and hold United harmless against any losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished or required to be furnished by United, and United shall indemnify and hold STL harmless, each of its directors and officers who have signed the registration statement and each person, if any, who controls STL, within the meaning of the Securities Act against any losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with written information furnished or required to be furnished by United expressly for use in such registration statement.

             (j)  Filing of Post-Effective Amendments.  For a period of one year
                  -----------------------------------
after the effective date of the registration statement filed pursuant to this
Section 9.3, except as set forth in Section 9.3(c), STL, at its expense, will file such post-effective amendments as may be necessary to make available for use a prospectus meeting the requirements of the Securities Act. STL will cause copies of such prospectus to be delivered to any person selling the shares of common stock as may be required by the Securities Act and the rules and regulations of the Commission.

     10.  Damages.  Without affecting STL's right to claim ordinary damages for
          -------
United's breach of this Agreement, in no event shall United be liable for incidental, consequential or special damages, including without limitation, frustration of economic or business expectations, loss of profits, or loss of sales, arising under or related to this Agreement or by reason of United's purchase or failure to purchase Products hereunder.

     11.  Indemnification.
          ---------------

          11.1   Indemnification by STL.  On demand, STL shall indemnify, defend
                ----------------------
and hold harmless United and each corporation, partner, shareholder, officer, director, affiliate, subsidiary, parent, joint venturer, agent, employee, representative, Customer, successor and assign of United ("Indemnified United Parties") from and against all Losses to the extent that such Losses result from or arise, directly or indirectly, out of (a) any act or omission of STL, or STL's affiliates, subsidiaries, parent, agents, employees, representatives, manufacturers, designers, directors and officers, in connection with this Agreement, or the Products or services provided under this Agreement, (b) any breach of warranty or representation made by STL under this Agreement, including any warranty or representation made under Section 12 of this Agreement, and (c) the failure of the Products, including but not limited to claims of product liability, strict liability, design defect, or third party or customer claims of breach of Warranty ("Product Claim"). "Losses" shall mean any loss, claim, Product Claim, demand, damage, award, liabilities, suits, penalties, increases in insurance premiums as a result of claims made, forfeitures, cost or expense, including without limitations attorneys, consultants, experts or other professional fees, disbursements and costs of every kind, nature and description.

          11.2 Indemnification by United.  On demand, United shall indemnify,
               -------------------------
defend and hold harmless STL and each corporation, partner, shareholder, officer, director, affiliate, subsidiary, parent, joint venturer, agent, employee, representative, successor and assign of STL from and against all Losses to the extent that such Losses result from or arise, directly or indirectly, out of any act or omission of United, or United's agents, employees, manufacturers, designers, directors and officers, in connection with this Agreement, or the services provided by United under this Agreement.

          11.3 Proprietary Rights Indemnification.
               ----------------------------------

               (a) On demand, STL shall indemnify, defend and hold harmless the Indemnified United Parties from and against any Losses resulting or arising, directly or indirectly, from or in connection with the violation or alleged violation or infringement or alleged infringement of any third party's claimed trade secrets, proprietary information, trademarks, tradenames, copyrights, patents, or patent rights ("Proprietary Rights Claim") in connection with services, work, Products, Advertising or the Trademarks, or the patents and patent applications owned by STL and set forth on Schedule 11.3.

               (b) If United is enjoined or otherwise prevented by administrative or judicial order or judgment from using or selling the Products, or engaging in Advertising, due to any Proprietary Rights Claims, STL shall take such action as is necessary to clear any such Proprietary Rights Claims, including but not limited to:

                    (i) Replacing the Products, without additional charge, with a compatible, functionally equivalent and non-violating and non-infringing Product;
                    (ii) Modifying the Products to avoid the violation or infringement;
                    (iii) Obtaining a license for United's continued use or sale of the Products and paying the fee for any such license;

                    (iv)  If the alternative set forth in Section 11.3(b)(i),
(ii) and (iii) are not available despite STL's best efforts, purchasing back from United and its customers, to the extent necessary, all infringing or violative Products at the Purchase Price for such Products, provided that in the event such re-purchase is made, United shall not thereby waive any other rights, remedies or claims it may have against STL at law or in equity or under this Agreement.

          11.4 Survival.  The parties' obligations to indemnify under this
               --------
Section 11 shall survive the expiration or termination of this Agreement.

          11.5  Cooperation.  Each party agrees to promptly notify the other of
                -----------
any Losses and to cooperate fully in the defense thereof or any negotiations related to any Losses, and neither shall enter into any settlement without the consent of the other party.

     12.  Noninfringement.  STL represents and warrants that it owns the
          ---------------
Trademarks, Patents, all technology, know-how, copyrights and intellectual property rights used in producing the Products or as otherwise necessary to consummate the transactions contemplated by this Agreement.

     13.  Insurance.  At all times during the Term of this Agreement, STL, at
          ---------
its sole expense, shall maintain in full force and effect a policy of commercial general liability insurance, including claims for bodily injury, personal injury, death, property damage and advertising injury caused by or occurring in conjunction with the operation of STL's business including all activities authorized or required to be performed under this Agreement. In connection with any such application for insurance, STL shall provide to the insurance agent and company providing any such insurance to STL a true executed copy of this Agreement instructing the insurance agent and company to provide coverage to cover any liabilities and Losses which may arise under this Agreement as well as from sales of the Products. The insurance coverage obtained under this Section 13 shall designate United and its agents, employees, general partners, officers, and directors as additional insureds. The insurance coverage shall provide liability protection for product liability and design defect with a minimum overall aggregate limit of $2,000,000. STL shall give United prompt written notice of any material modification, cancellation, or non-renewal or any insurance required by this Agreement. United may terminate this Agreement immediately without notice to STL if any insurance required by this Agreement is cancelled or materially modified without the express written consent of United.

     14.  Notices.  Any notice, request or demand required to be made or given
          -------
hereunder must be in writing and shall be given, deemed given or made one day after it has been sent by overnight or express mail courier and fax, at the addresses and the fax numbers set forth below, or at such other address as any party shall subsequently provide to the other party in writing, as follows:

               If to STL:

               Saf T Lok Incorporated
               18245 SE Federal Highway
               Tequesta, Florida 33469
               Attn:  John Gardner, President
               Fax:  407-745-6601

               With a copy to:

               William A. Grimm, Esq.

               Gray, Harris & Robinson, P.A.
               201 E. Pine Street, Suite 1200
               P.O. Box 3068
               Orlando, FL  32802-3068
               Fax: 407-244-5690

               If to United:

               United Safety Action, Inc.
               c/o Edward H. Burnbaum
               Lynch Rowin Novack Burnbaum & Crystal, P.C.
               300 East 42nd Street
               New York, New York 10017
               Attn:  Arthur Braun, President
               Fax: 212-986-2907

               With a copy to:

               Edward H. Burnbaum, Esq.
               Lynch Rowin Novack Burnbaum & Crystal, P.C.
               300 East 42nd Street
               New York, New York 10017
               Fax:  212-986-2907

     15.  Term and Termination.
          --------------------

          15.1 Term.  The Term of this Agreement shall be three years from the
               ----
date this Agreement is executed ("Term"). The Term of this Agreement shall be extended for successive two year periods unless either party gives the other written notice of termination within 90 days prior to the expiration of the Term or any successive Term.

          15.2 Termination Without Cause.  Following the fulfillment of United's
               -------------------------
obligations under the Initial Order, United may terminate this Agreement, without cause, and cancel any orders for additional Products that have been ordered but not shipped, upon 90 days prior written notice.

          15.3 For Breach.  The appropriate party may, by written notice to the
               ----------
other, terminate this Agreement without prejudice to any rights that it may have, whether under the provisions of this Agreement, in law or in equity, or otherwise, upon the occurrence of any of the following events:

               (a) By United, if STL makes a late delivery, as defined in
Section 6.3; or

               (b) By United, if 20% or more of the Products received in any Lot or 10% of all Lots received to date or notice if given within the Warranty Period do not meet the Specifications, following 30 days written notice and opportunity to cure within such notice period; or

               (c) By United, if a government agency with jurisdiction over the operation, function, production or sale of the Products or over United's services or operations has determined that the Products or any of the Products are defective; or

               (d)  Except for the breaches set forth in Section 15.3(a), (b) or
(c), by either United or STL, if there is a material breach or default in the other's performance of its obligations hereunder, following 30 days written notice and opportunity to cure within such notice period; or

               (e) By either United or STL, if the other party files or has filed against it a petition under any bankruptcy or insolvency act or has appointed a trustee, receiver or liquidator of its properties.

     16.  Arbitration.  All disputes that may arise under this Agreement, except
          -----------
for disputes which may necessitate extraordinary equitable or injunctive relief, that are not adjusted by the parties themselves, shall be submitted to binding arbitration in New York City, New York before the American Arbitration Association under its Commercial Rules then prevailing. All costs of arbitration, including each party's attorneys fees and the fees of the arbitrators, shall be paid by the non-prevailing party.

     17.  Miscellaneous.
          -------------

          17.1 Relationship of Parties.  This Agreement does not constitute a
               -----------------------
partnership or joint venture between STL and United. Both parties acknowledge that the relationship of STL to United shall be one of an independent contractor.

          17.2 Governing Law.  This Agreement and any dispute or claim arising
               -------------
under this Agreement shall be governed by the laws of the State of New York without regard to principles of conflicts of law.

          17.3 Jurisdiction.  The parties hereby consent to the personal
               ------------
jurisdiction of an arbitrator or court located in New York City, New York and of the United States District Court for the Southern District of New York. Service of process may be made by certified mail/return receipt requested or any other method of service of process authorized by law. Each party agrees that it shall not assert venue as a defense to any action or proceeding or make any argument based on principles of forum non conveniens or similar legal principles or doctrines.

          17.4 Assignment.  Neither party may assign its rights under this
               ----------
Agreement
without the express written consent of the other, except that United may assign this Agreement to a person or entity which is controlled by United without the consent of STL and that STL may assign the Agreement to a purchaser of substantially all of its assets without the consent of United, provided in either case, that the assignee accepts and assumes all of the obligations of this Agreement

          17.5 No Waiver.  Failure of any party to insist upon the strict
               ---------
performance of this Agreement, or a delay in exercising any remedy provided under this Agreement, shall not constitute a waiver of any rights, remedies, terms, conditions or provisions of this Agreement.

          17.6 Survival of Obligations.  Obligations which, by their nature,
               -----------------------
would continue beyond termination or expiration of this Agreement, including by way of illustration only and not limitation, sections related to warranty and indemnification, shall survive termination or expiration of this Agreement by either party for any reason.

          17.7 Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement and understanding between the parties as to the subject matter of this Agreement and supersedes all previous written or oral communications, representations or agreements. This Agreement may not be modified except by a written instrument executed by both parties.

          17.8 Remedies.  Any remedies available to either party for breach of
               --------
this Agreement are cumulative and may be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy to the exclusion of other remedies.

          17.9 Headings.  The paragraph headings used in this Agreement are for
               --------
convenience of reference only and shall not in any way limit or amplify the terms and provisions hereof, nor enter into the interpretation of this Agreement.

         17.10 Binding Agreement.  The persons executing this Agreement on
               -----------------
behalf of the parties have been duly and validly authorized to do so, and this Agreement is a valid and binding obligation of the parties. Simultaneously with the execution of this Agreement, STL shall deliver to United a resolution of its Board of Directors authorizing STL to enter into this Agreement and consummate the transactions contemplated hereunder.

         17.11 Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

         17.12 Severability.  If any term of this Agreement shall be unlawful,
               ------------
void or unenforceable, such term shall be deemed omitted to the extent prohibited or invalid, but the remainder of this Agreement shall not be invalidated and shall be given effect to the extent possible.

         17.13 Force Majeure.  Either party shall be excused from its
               -------------
obligations
hereunder for so long as is reasonably necessary in the event such party is prevented from performing under this Agreement by matters beyond its reasonable control including, but not limited to, war, strike, fire, flood, storm, acts of God, embargo, impossibility of performance, or any of the foregoing affecting one or more of its suppliers or customers.

         17.14 Applicability of the Uniform Commercial Code.  To the extent not
               --------------------------------------------
modified in this Agreement, the provisions of the Uniform Commercial Code shall apply to this Agreement.

     This Agreement has been executed as of the date first above written.

                                    SAF T LOK INCORPORATED
                                    A Florida Corporation

                                    By:_______________________________
                                         John Gardner, President


                                    UNITED SAFETY ACTION, INC.
                                    A New York Corporation

                                    By:_______________________________
                                         Arthur Braun, President

                                 SCHEDULE 1.1


                     Definition of Law Enforcement Agencies
                     --------------------------------------

     The term "Law Enforcement Agencies" means any, throughout the world, federal, state, local or private police, security or law enforcement organization and any military organization where such organizations are purchasing for their own use or the use of their members, and not for subsequent sale into the public market.

                          Description of the Products
                          ---------------------------

     Grip Locks
          Model - Colt 1911 Government
          Model - Colt 1911 Officer
          Model - Smith & Wesson J
          Model - Smith & Wesson K
          Model - Taurus J
          Model - Rossi J


Metal Magazine Lock
          Model - Beretta 92
          Model - Beretta 96


Plastic Magazine Lock
          Model - Glock 17, 22
          Model - Glock 19, 23


                                          MOST FAVORED PRICE
              GUN LOCK                         PER UNIT
---------------------------------         ------------------
GRIP Lock - All Models                            *
Metal Magazine Lock - All Models                  *
Plastic Magazine Lock - All Models                *

*This information has been omitted from this Current Report on Form 8-K and has been filed separately with the Securities and Exchange Commission under application for Confidential Treatment pursuant to Rule 24b-2.

                                  SCHEDULE 2.1


     The number and types of Products to be purchased by United and the delivery dates are as follows, unless otherwise agreed to, in writing, by both STL and
United:

                     Production/Delivery Schedule for 1998

------------------------------------------------------------------------------------------
                      Grip Locks (1)     Mag Locks         Mag Locks      Total Production
                                           GLOCK            BERETTA
                                           (1)               (1)
------------------------------------------------------------------------------------------
January 31, 1998
------------------------------------------------------------------------------------------
February 28, 1998             5,000
------------------------------------------------------------------------------------------
March 31, 1998                5,000            5,000
------------------------------------------------------------------------------------------
April 30, 1998               10,000            5,000
------------------------------------------------------------------------------------------
May 31, 1998                 10,000            5,000
------------------------------------------------------------------------------------------
June 30, 1998                10,000            5,000
------------------------------------------------------------------------------------------
July 31, 1998                10,000           10,000         10,000
------------------------------------------------------------------------------------------
August 31, 1998                                              30,000
------------------------------------------------------------------------------------------
September 30, 1998                                           35,000
------------------------------------------------------------------------------------------
October 31, 1998                                             40,000
------------------------------------------------------------------------------------------
November 30, 1998                                            40,000
------------------------------------------------------------------------------------------
December 31, 1998                                            45,000
------------------------------------------------------------------------------------------
                                                                               280,000
------------------------------------------------------------------------------------------

(1) At least 60 days prior to the applicable delivery date, United shall notify STL of the exact number of gun locks by model number within each category of gun locks.

                                  SCHEDULE 2.2


            Cumulative Delivery Requirements Under the Initial Order
            --------------------------------------------------------

                                           Cumulative Amount
          Goods Delivered By:       (including the Initial Release)
          -------------------       -------------------------------
          December 31, 1998                   $10,000,000
          June 30, 1999                       $15,000,000
          December 31, 1999                   $20,000,000

                                  SCHEDULE 3.8


                Lead Times for Deliveries under Releasing Orders
                ------------------------------------------------
                            and New Purchase Orders
                            -----------------------

     Unless otherwise expressly agreed to in writing by STL, no Releasing Order or new purchase order issued by United shall require the delivery of Products commencing sooner than three months from the receipt of the purchase order by STL or require STL to deliver more than $1,500,000 of Products (based on the Minimum Prices) in any given month.

                                  SCHEDULE 5.1


                        Specifications for the Products
                        -------------------------------

                          Specifications for Grip Lock
                          ----------------------------

1. Lock finish should be a satin or black nickel in appearance and be consistent in color, with only minor surface imperfections.
2. Grips to be consistent in finish, with only minor surface defects and when installed must fit lock and gun frame without large gaps at any location.
3.   Mounting plate and screws to fit gun frame, lock and grips properly.
4. Lock releases the safety slide only when the proper combination is entered and at no other combination.
5.   Interlock strength at top to be a minimum of 50 lbs.
6.   Interlock strength at bottom to be a minimum of 25 lbs.
7.   Force to actuate combination buttons to be less than 5 lbs.
8.   Force to actuate reset button to be less than 6 lbs.
9.   Force to actuate safety slide to locked position to be less than 4 lbs.
10.  Time for safety slide to unlock to be less than 1/2 second.
11. Revolvers only - when locked - no damage to lock when trigger pull is less than 50 lbs.
12.  With lock unlocked firearm should function normal.
13.  Lock unit including mounting plates should weigh less than 3 ounces.
14.  Lock should operate 10,000 lock-unlock cycles without failure.
15. Lock should accept combinations of any number from 0 - 9 up to 1000 variations.


                        Specifications for Magazine Lock
                        --------------------------------

1. Finish of magazine and lock module should be consistent, with only minor surface imperfections.
2. Magazine and levers to be acceptable in appearance when compared to standard factory supplied magazine.
3. Lock releases the safety slide only when the proper combination is entered and at no other combination.
4.   Force to actuate combination buttons to be less than 6 lbs.
5.   Force to actuate reset button to be less than 6 lbs.
6. Force to depress manual safety to be less than 4 lbs. and less than 1/4 inches to rotate to the safe position.
7. Force to rotate the manual safety to the off safe position should take less than 2 lbs.
8. When in the locked position, a minimum force of 75 lbs. is required to remove the magazine. (Magazine will be damaged and no longer useable.)
9. When in the locked position, a minimum trigger pull of 75 lbs. is required to override the lock. (Magazine will be damaged and no longer useable.)
10. Magazine should be capable of holding up to 10 rounds of various caliber cartridges.
11.  When unlocked, firearm should function as normal.
12.  Lock should weigh less than 2 ounces.
13. Lock should not increase the weight of the magazine by more than 2 ounces.
14.  Lock should operate 10,000 lock-unlock cycles without failure.
15. Lock should accept combinations of any number from 0 - 9 up to 10,000 variations.

                                  SCHEDULE 5.4

Written protocols for testing the Products ordered pursuant to the Initial Order
--------------------------------------------------------------------------------

Attached hereto are the testing protocols for each of the models of Products.

                                  SCHEDULE 6.3

       Formula for Determining Payment to United for Late Delivery by STL
       ------------------------------------------------------------------

     In an effort to determine damages incurred by United in the event of a delivery of an amount of Products exceeding $10,000 ("Late Delivered Products") later than 30 days from the scheduled delivery date, not otherwise excused, STL shall pay to United within 30 days after the scheduled delivery date, or United may offset amounts owed by United to STL, the following amounts:

   Days Beyond the          Percentage of Purchase
 30 Day Grace Period   Price of Late Delivered Products
---------------------  ---------------------------------
        1-10                       5%
        11-30                     10%
   Greater than 30                50%

                                 SCHEDULE 11.3

                  Trademarks, Patents and Patent Applications
                  -------------------------------------------

                                      30